DREYFUS PREMIER CALIFORNIA AMT-FREE MUNICIPAL BOND FUND, INC. - Dreyfus California AMT-Free Municipal Bond Fund

Registration No. 811-3757 Sub-Item 77I

On November 10, 2008, the Registrant’s Board authorized the creation of an additional class of shares designated “Class I shares”, a description of which appear in the documents which are incorporated by reference as identified below:

1. The Fund’s current Prospectuses and Statement of Additional Information are incorporated by reference to the Registrant’s Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A, filed on December 12, 2008.

2. The Registrant’s Articles Supplementary are incorporated by reference to Exhibit (a)(v) of the Registrant’s Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A, filed on December 12, 2008.

3. The Registrant’s Rule 18f-3 Plan is incorporated by reference to Exhibit (n) of the Registrant’s Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A, filed on December 12, 2008.